SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

TODHUNTER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Item 5.                Other Events and Required FD Disclosure.

On March 16, 2004, Todhunter International, Inc. (the “Company”) issued a press release announcing that:

(1)       the Company has received from Angostura Limited, the Company’s majority owner (“Angostura”), an offer to purchase $10 million of newly-issued shares of the Company;

(2)       representatives of Angostura have told the Company that they remain interested in a going-private transaction, but Angostura has not as of yet made an offer for such a transaction;

(3)       at its Annual Shareholders’ Meeting, Jay S. Maltby, D. Chris Mitchell, and Edward F. McDonnell were re-elected to the Board to serve terms through the date of the 2007 Annual Shareholders’ Meeting, and Michael E. Carballo was elected to the Board of Directors to serve a term through the date of the 2006 Annual Shareholders’ Meeting; and

(4)       at its Board of Directors meeting, the Board re-appointed Leonard G. Rogers, Donald L. Kasun and Edward F. McDonnell as members of the Audit Committee and specifically determined that these directors were “independent” pursuant to applicable AMEX and SEC regulations and are otherwise qualified to continue to serve on the Audit Committee.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

99.1         The Company’s Press Release, dated March 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODHUNTER INTERNATIONAL, INC.

Date:	March 16, 2004	By:	/s/ Jay S. Maltby
Jay S. Maltby
Chairman, Chief Executive Officer And President